                                                                   EXHIBIT 99.12
                                                               EXECUTION VERSION

                     GUARANTEE OF MERRILL LYNCH & CO., INC.
            (SWAP AGREEMENT RELATING TO THE CLASS A-4FL CERTIFICATES)

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH &
CO., INC., a corporation duly organized and existing under the laws of the State of Delaware ("ML & Co."), hereby unconditionally guarantees to Merrill Lynch
Mortgage Trust 2005-CKI1 (the "Trust"), the due and punctual payment of any and all amounts payable by Merrill Lynch Capital Services, Inc., a corporation organized under the laws of the State of Delaware ("MLCS"), or its successors and permitted assigns to the extent that such successors or permitted assigns are direct or indirect subsidiaries of ML & Co., under the terms of the ISDA
Master Agreement (2002 Multicurrency - Cross Border) between the Trust and MLCS, dated as of December 7, 2005 relating to the Class A-4FL Certificates (the
"Agreement"), including, in case of default, interest on any amount due, when and as the same shall become due payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Trust to ML & Co.: provided, however, that delay by the Trust in giving such demand shall in no event affect ML &
Co.'s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Trust upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such guaranteed payment had not been made.

If ML & Co. is required by any applicable law, rule or regulation to make any deduction or withholding for or on account of any Tax (as defined below) from any payments to be made under this Guarantee, ML & Co. shall make such payment without deduction or withholding to the same extent as if ML & Co. was X under
Section 2(d) of the Agreement. For purposes of this paragraph and Section 2(d)
of the Agreement (i) the terms "Tax" and "Indemnifiable Tax" shall have the meaning assigned to such terms in Section 14 of the Agreement except that references to "the Agreement" therein shall be deemed to be references to "the
Guarantee", (ii) references to Section 3(f), Sections 4(a)(i) and (iii) and
Section 4(d) in Section 2(d) shall be deemed to refer to representations of the
Trust in Part 4(c) of the Agreement and (iii) ML & Co. shall be required to treat as an "Indemnifiable Tax" any Tax that would have constituted an
"Indemnifiable Tax" had the payment in respect of which the Tax is imposed been made by MLCS rather than ML & Co.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Trust concerning any provisions thereof; the rendering of any judgment against MLCS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against
MLCS.

ML & Co. shall not exercise any rights that it may acquire by way of subrogation as a result of a payment by it under this Guarantee at any time when any of the obligations of MLCS guaranteed hereunder shall have become due and remain unpaid. Any amount paid to ML & Co. in violation of the preceding sentence shall be held for the benefit of the Trust and shall forthwith be paid to the Trust to be credited and applied to such obligations of MLCS then due and unpaid. Subject to the foregoing, upon payment of all such obligations of MLCS, ML & Co. shall be subrogated to the rights of the Trust against MLCS, and the Trust agrees to take at ML & Co.'s expense such steps as ML &Co. may reasonably request to implement such subrogation.

ML & Co. shall pay to the Trust on demand all out-of-pocket expenses, (including the reasonable fees and expenses of the Trust's counsel) incurred by the Trust in protecting or enforcing any right or making a claim under this Guarantee (and any amendment or supplement hereto) provided however that ML & Co. shall not be liable for any expenses of the Trust if no payment under this Guarantee is due.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws and is enforceable against ML&Co. in accordance with its terms; provided, however, that the enforceability of ML&Co.'s obligations under the Guarantee may be subject to or limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally or general principles of equity (whether relief is sought in a proceeding at law or in equity).

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee becomes effective concurrent with the effectiveness of the
Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By: /s/ Patricia Kropiewnicki
    -------------------------------
Name: Patricia Kropiewnicki
Title: Designated Signatory

Date: December 6, 2005